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                                                                    EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated January 29, 1999 (except with respect to the matter discussed in Note 19, as to which the date is June 25, 1999) (and to all references to our Firm) included in or made a part of this registration statement.

     /s/ Arthur Andersen LLP

     Chicago, Illinois

July 30, 1999